FIFTH AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

THIS FIFTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT ("Amendment") is made this 26th day of August, 2011 between FIRST NATIONAL BANK OF OMAHA, a national banking association as a Bank and as the Administrative Agent and Collateral Agent for the Banks (in such capacities, "Bank"), the other Banks a party to the Loan Agreement referenced below and IIIGHWATER ETHANOL, LLC, a Minnesota limited liability company ("Borrower"). This Amendment amends that certain Construction Loan Agreement dated April 24, 2008 between Bank, Banks and Borrower ("Loan Agreement").

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, the Banks extended the Construction Loan, Revolving Loan and other financial accommodations and extensions of credit described in the Loan Agreement to Borrower, all as more fully described in the Loan Agreement;

WHEREAS, pursuant to that certain First Amendment of Construction Loan Agreement dated August 11, 2009, the Loan Termination Date applicable to the Revolving Promissory Note was extended to February 28, 2010, the interest rate applicable to the Revolving Loan was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated February 26, 2010, the Loan Termination Date of the Revolving Promissory Notes was extended to February 26, 2011 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Third Amendment of Construction Loan Agreement dated January 31, 2011, a portion of the Long Term Revolving Loan was converted to a debt service reserve, the repayment provisions applicable to the Variable Rate Loan were modified, the financial covenants were modified, the minimum interest rate applicable to the Variable Rate Loan was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fourth Amendment of Construction Loan Agreement dated February 26, 2011, the Loan Termination Date applicable to the Revolving Loan was extended to August 28, 2011, the Commitments of the Banks with a Revolving Loan Commitment was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, the Borrower has requested and under the terms of this Amendment the Banks have agreed, to extend the Loan Termination Date of the Revolving Loan to April 1, 2012, as provided for in this Amendment and to re-allocate the Revolving Loan Commitments among the Banks with a Commitment in the Revolving Loan, to amend the definition of LIBOR Rate and certain definitions relating thereto and to otherwise amend the Loan Agreement as provided for in this Amendment; and

WHEREAS, the parties hereto agree to amend the Loan Agreement as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.

2.Section 1.32 of the Loan Agreement is hereby amended to delete the reference to August 28, 2011 as the Loan Termination Date of the Revolving Promissory Notes executed and delivered by Borrower in favor of each Bank with a Revolving Loan Commitment and inserting in lieu thereof April 1, 2012. In addition, the Banks with a Revolving Loan Commitment agree to re-allocate their Commitments in the Revolving Loan as provided for in Exhibit H attached to this Amendment and incorporated herein by reference. The current Exhibit H to the Loan Agreement is hereby deleted in its entirety and the Exhibit H attached to this Amendment is attached to the Loan Agreement in lieu thereof. To further evidence such extension, Borrower shall execute in favor of each Bank with a Revolving Loan Commitment and deliver to Bank Fourth Amended and Restated Revolving Promissory Notes dated of even date with this Amendment. From and after the date of this Amendment, any reference to the Revolving Notes in the Loan Agreement and the other Loan Documents shall be amended to refer to such Fourth Amended and Restated Revolving Promissory Notes.

3.The definition of the term "BANKING DAY" in Section 1.6 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.6    "BANKING DAY" means a day, other than a Saturday or Sunday, on which the ADMINISTRATIVE AGENT is open for substantially all of its business. "London Banking Day" means any day other than a Saturday or Sunday, on which commercial banking institutions in London, England are generally open for business.

Any references in the Loan Agreement and the other Loan Documents to "EURODOLLAR BUSINESS DAY" are hereby deleted and "London Banking Day" is inserted in lieu thereof.

4.The definition of the term "LIBOR RATE" in Section 1.30 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.30    "LIBOR RATE" means an independent index which is the London Interbank Offered Rate for U.S. Dollar deposits published in The Wall Street Journal as the One (1) Month or Three (3) Month LIBOR Rate, as applicable. The published LIBOR RATE will be rounded upwards to the next higher one one hundredth (1/100th) of one percent (1%) when calculating the interest rate on any LOAN. If for any reason the LIBOR RATE published by The Wall Street Journal is no longer available and/or the ADMINISTRATIVE AGENT is unable to determine the LIBOR RATE for any Interest Rate Change Date, the ADMINISTRATIVE AGENT may, in its sole discretion, select an alternate source to determine the LIBOR RATE and will provide notice to BORROWER and the BANKS of the source selected. The LIBOR RATE determined as set forth above shall be referred to herein as (the "Index"). The Index is not necessarily the lowest rate charged by BANKS on their loans. If the Index becomes unavailable during the term of any LOAN, the ADMINISTRATIVE AGENT may designate a substitute index after notifying BORROWER and the BANKS. The ADMINISTRATIVE AGENT will tell BORROWER the current Index rate upon BORROWER's request. BORROWER understands that BANKS may make loans based on other rates as well. Interest on this LOANS is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this LOANS is computed using this method.

5.    Section 2.10 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.10    INTEREST ON THE REVOLVING NOTES. Prior to maturity and subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT, the interest rate on the REVOLVING LOAN is subject to change from time to time based on changes in the Three (3) Month LIBOR RATE. The LIBOR RATE will be adjusted and determined without notice to BORROWER as set forth herein, as of the date of the REVOLVING NOTES and on the first (1st) day of each calendar month hereafter ("Interest Rate Change Date") to the Three (3) Month LIBOR RATE which is published in The Wall Street Journal as the reported rate for the date that is two London Banking Days prior to each Interest Rate Change Date; the published LIBOR RATE will be rounded upwards to the next higher one one hundredth (1/100th) of one percent (1%). The interest rate change will not occur more often than each month on the first (1st) day of each month. The Index currently is ______% per annum. The interest rate to be applied to the unpaid principal balance of the REVOLVING LOAN will be calculated using a rate of 4.5 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of _____% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this loan be less than 5.5% per annum (including after application of the incentive pricing provided for in Section 2.15 below) or more than the maximum rate allowed by applicable law. Interest on the REVOLVING LOAN shall be payable monthly, in arrears, on the first day of each month. Upon or after the occurrence and during the continuation of any EVENT OF DEFAULT or after the LOAN TERMINATION DATE applicable to the REVOLVING LOAN, the principal amount of the REVOLVING LOAN shall bear interest at a rate per annum equal to six percent (6%) above the interest rate that would otherwise apply under this Section 2.10.

6.    Section 8 of the Loan Agreement is hereby amended by inserting new subsection 8.14 as follows:

8.14    PATRIOT ACT. IMPORTANT NOTICE: to help the government fight the funding of terrorism and money laundering activities, the USA Patriot Act requires all banks to obtain and verify the identity of each person or business that opens an account. When BORROWER opens an account ADMINISTRATIVE AGENT will ask BORROWER for information that will allow BANKS to properly identify BORROWER and ADMINISTRATIVE AGENT will verify that information. If ADMINISTRATIVE AGENT cannot properly verify identity within 30 calendar days, ADMINISTRATIVE AGENT reserves the right to deem all of the balances and accrued interest on the LOANS due and payable immediately.

7.    Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the provisions of the Loan Agreement and the other Loan Documents are hereby amended to be consistent with the terms of this Amendment. The modifications and amendments contained in this Amendment will become effective on the date of this Amendment except as otherwise specifically provided for above.

8.    Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date,

and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.

9.    This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

10.    Borrower will comply with all terms and conditions of this Amendment and any other documents executed pursuant hereto and will, when requested by Bank execute and deliver such further documents and instruments necessary to consummate the transactions contemplated hereby and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Amendment or to show the ability to carry out the intent and purposes of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

HIGHWATER ETHANOL, LLC

By: /s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer/General Manager

FIRST NATIONAL BANK OF OMAHA, in its capacity as a BANK, ADMINISTRATIVE AGENT and COLLATERAL AGENT

By: /s/ Jeremy Reineke
Jeremy Reineke, Vice President

AGSTAR FINANCIAL SERVICES, PCA, as a BANK

By: /s/ Mark Schmidt
Name: Mark Schmidt
Title: Vice President

UNITED FCS, as a BANK

By: /s/ Becky Huhnerkoch
Name: Becky Huhnerkoch
Title: Senior Financial Analyst

FIRST BANK & TRUST, as a BANK

By: /s/ Tim D. Harvey
Name: Tim D. Harvey
Title: VP Credit Admin

GRANITE FALLS BANK, as a BANK

By: /s/ Craig A. Bakkeland
Name: Craig A. Bakkelund
Title: Vice President

HERITAGE BANK, as a BANK

By: /s/ Don Mathews
Name: Don Mathews
Title: Vice President

DEERE CREDIT, INC., as a BANK

By: /s/ John F. Ambroson
Name: John F. Ambroson
Title: Director, Structured Credit Service

EXHIBIT H
BANKS' COMMITMENTS

BANK	FIXED RATE TERM LOAN COMMITMENT AMOUNT	VARIABLE RATE TERM LOAN COMMITMENT AMOUNT	LONG TERM REVOLVING LOAN COMMITMENT AMOUNT	REVOLVING LOAN COMMITMENT AMOUNT	TOTAL COMMITMENT

AgStar Financial Services, PCA	$4,468,669.04	$3,547,870.31	$892,857.14	N/A	$8,909,396.49
United FCS	$893,733.76	$709,574.06	$178,571.43	N/A	$1,781,879.25
First Bank & Trust	$4,021,802.16	$3,193,083.29	$803,571.43	$1,000,000.00	$9,018,456.88
Granite Falls Bank	$223,433.44	$177,393.51	$44,642.85	N/A	$445,469.80
Heritage Bank	$446,866.89	$354,787.03	$89,285.72	N/A	$890,939.64
Deere Credit, Inc.	$6,097,945.84	$4,841,423.83	$1,218,392.86	N/A	$12,157,762.53
First National Bank of Omaha	$6,369,640.87	$5,057,134.36	$1,272,678.57	$4,000,000.00	$16,699,453.80

Totals	$22,522,092.00	$17,881,266.39	$4,500,000.00	$5,000,000.00	$49,903,358.39